Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned hereby consent to the joint filing on its behalf of a single Schedule 13G and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of the shares of common stock of HighPoint Resources Corporation. The undersigned hereby further agree that this Joint Filing Agreement may be included as an exhibit to such statement and any such amendment. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others. The undersigned hereby further agree that this Joint Filing Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: February 13, 2019

FIFTH CREEK ENERGY COMPANY, LLC

By:	/s/ Mike Starzer
Name:	Mike Starzer
Title:	Authorized Person

NGP XI US HOLDINGS L.P.

By: NGP XI Holdings GP, L.L.C., its general partner

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

NGP XI HOLDINGS GP, L.L.C.

By: NGP Natural Resources XI, L.P, its sole member

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

NGP NATURAL RESOURCES XI, L.P.

By: G.F.W. Energy XI, L.P., its general partner

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

G.F.W. ENERGY XI, L.P.

By: GFW XI, L.L.C., its general partner

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

GFW XI, L.L.C.

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

NGP ENERGY CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person